Exhibit 99.1

Amarin Appoints Michael W. Kalb Chief Financial Officer

BEDMINSTER, N.J., and DUBLIN, Ireland, June 30, 2016 — Amarin Corporation plc (NASDAQ: AMRN) announced that starting today Michael W. Kalb has joined its senior management team as senior vice president and chief financial officer. A seasoned financial executive, Mr. Kalb brings over 20 years of international financial operations and accounting advisory experience.

“We are delighted to welcome Mike to our team and look forward to leveraging his extensive experience and leadership capabilities as we continue to grow our commercial business and work toward the completion of our cardiovascular outcomes study,” commented John F. Thero, president and chief executive officer of Amarin. “Mike’s broad, global business and pharmaceutical experience will further strengthen our executive, financial and operational capabilities as we continue our commercial growth and work toward expanding our business in the future.”

Mr. Kalb joins Amarin from Taro Pharmaceutical Industries, Ltd., a publicly-traded, multinational, science-based pharmaceutical company where he served as chief financial officer and chief accounting officer. Prior to joining Taro, Mr. Kalb was a director in the Accounting and Financial Consulting Group of Huron Consulting Group Inc. Mr. Kalb’s experience also includes over ten years at Ernst & Young, LLP within its Transaction Advisory Services Group and Audit and Assurance Services Group. He is a certified public accountant.

Mr. Kalb added, “I am very happy to become a part of the Amarin team. The company has made great progress recently in increasing awareness of Vascepa® and its clinical profile. I am excited both by Vascepa’s revenue growth and its large potential upside and look forward to working with the Amarin team to help build upon the company’s success and drive shareholder value.”

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Amarin’s product development program leverages its extensive experience in lipid science and the potential therapeutic benefits of polyunsaturated fatty acids. Amarin’s clinical program includes a commitment to an ongoing outcomes study. Vascepa® (icosapent ethyl), Amarin’s first FDA-approved product, is a highly pure omega-3 fatty acid product available by prescription. For more information about Vascepa, visit www.vascepa.com. For more information about Amarin, visit www.amarincorp.com.

Forward-looking statements

This press release contains forward-looking statements, including statements about Amarin’s commercial development and research programs and the anticipated contribution of executives to Amarin’s progress. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. In particular, as disclosed in its previous filings with the U.S. Securities and Exchange Commission, Amarin’s ability to effectively commercialize Vascepa will depend in part on its ability to continue to effectively finance its development programs, create market demand for Vascepa through education, marketing and sales activities, to develop and maintain a consistent source of commercial supply at a competitive price, to comply with legal and regulatory requirements in connection with the sale and promotion of Vascepa and to maintain patent protection for Vascepa. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: individual contributions to Amarin from the named executives, uncertainties associated generally with research and development, clinical trials and related regulatory approvals; the risk that related cost may increase beyond expectations; the risk that Vascepa may not show clinically meaningful effects in REDUCE-IT or support regulatory approvals for cardiovascular risk reduction; and the risk that Amarin’s patent applications and patents may not be sufficient to protect the company from generic competition. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Availability of Other Information about Amarin

Investors and others should note that we communicate with our investors and the public using our company website (www.amarincorp.com), our investor relations website (http://www.amarincorp.com/investor-splash.html), including but not limited to investor presentations and investor FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in Amarin to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information:

Investor Relations:

Kathryn McNeil

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Kristie Kuhl

Finn Partners

In U.S.: +1 (212) 583-2791

Kristie.kuhl@finnpartners.com